Exhibit 99.5

Execution Version

RELEASE AND COVENANT NOT TO SUE

This RELEASE AND COVENANT NOT TO SUE (the “Agreement”) is entered into effective as of June 23, 2013 (the “Effective Date”), by and between Western Digital Corporation, a Delaware corporation (“WDC”), and the undersigned shareholder (the “Holder”) of sTec, Inc., a California corporation (the “Company”). WDC and the Holder shall be collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) of substantially even date herewith, by and among WDC, Lodi Ventures, Inc., a California corporation (“Merger Sub”), and the Company, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the merger as a wholly owned subsidiary of WDC;

WHEREAS, Holder is a shareholder of the Company and as such Holder will receive a portion of the consideration payable pursuant to the Merger Agreement; and

WHEREAS, Holder acknowledges that:

(1) This Agreement is a material inducement for WDC to carry out the terms of the Merger Agreement. Holder expressly acknowledges that Holder is entering into this Agreement to induce WDC to carry out the terms of the Merger Agreement.

(2) Holder expressly acknowledges that Holder is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Holder in all respects.

WHEREAS, WDC acknowledges that its promises in this Agreement to Holder are a material inducement for Holder to enter into this Agreement and the Voting Agreement.

NOW, THEREFORE, in exchange for the consideration referenced herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Release. Except for an aggregate underlying total of up to $20,000,000 (the “Limit Amount”), Holder hereby fully releases and forever discharges the Company, its Subsidiaries and their respective past and present agents, representatives, employees, officers, directors, Affiliates, controlling persons, shareholders (including, without limitation, WDC), predecessors, successors and assigns (collectively, the “Released Persons”) from any and all claims, demands, actions, causes of action, judgments, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (collectively, the “Claims”) which Holder or his heirs, executors, administrators, successors and assigns now have, have ever had or may hereafter have against the respective Released Persons, arising from or relating to the Subject Action, including, without limitation, any indemnification sought in connection therewith pursuant to the Indemnification Agreement and any amendments thereof, the Amended and Restated Articles of Incorporation of the Company, the Second Amended and Restated Bylaws of the Company, the California General Corporation Law, or otherwise (collectively, the “Released Claims”). Except as set forth in the immediately preceding sentence, nothing herein shall otherwise prejudice or limit any of the respective rights of the Parties or any of the Released Persons under the Indemnification Agreement and any amendments thereof, the Amended and Restated Articles of Incorporation of the Company, the Second Amended and Restated Bylaws of the Company, the California General

Corporation law, or otherwise. As used herein, (i) the term “Subject Action” shall mean that certain action currently entitled SEC v. Moshayedi, No. 12-CV-01179 JVS (MLGx) (C.D. Cal.), and (ii) the term “Indemnification Agreement” shall mean Holder’s Indemnification Agreement with the Company, dated as of August 1, 2000 (the “Indemnification Agreement”).

2. Waiver of Unknown Claims. With respect to any and all Claims for any Released Claims, Holder expressly waives any and all provisions, rights and benefits conferred by Cal. Civ. Code § 1542 or any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Holder acknowledges that the inclusion of such unknown Claims in this Agreement was separately bargained for and was a key element of this Agreement. Holder acknowledges that he may hereafter discover facts which are different from or in addition to those that he may now know or believe to be true with respect to any and all Claims herein released and agrees that all such unknown Claims are nonetheless released and that this Agreement shall be and remain effective in all respects even if such different or additional facts are subsequently discovered.

3. Covenant Not to Sue. Except for the Limit Amount, Holder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Claim, or commencing, instituting or causing to be commenced, any action, proceeding, charge, complaint, or investigation of any kind against any of the Released Persons, in any forum whatsoever (including, without limitation, any administrative agency), that arises out of, relates in any way to, or is based upon, any of the Released Claims.

4. Legal Fees and Expenses Obligations. Notwithstanding Sections 1 and 2 hereof or anything else herein to the contrary, nothing herein shall release the Company from any obligation under the Indemnification Agreement to pay reasonable legal fees and expenses incurred by counsel for Holder in the Subject Action, until final disposition of that pending action (the “Legal Fees”). WDC hereby agrees to release Holder from any obligation he has under the Indemnification Agreement to reimburse the Company for the Legal Fees. WDC agrees, from and after consummation of the Merger, to pay the Legal Fees of Holder’s existing counsel (Latham & Watkins LLP and Paul Hastings LLP), or reimburse Holder for such Legal Fees, in each case to the extent consistent with past practice. For the avoidance of doubt, the amount of Legal Fees paid or incurred shall not reduce the Limit Amount.

5. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meaning attributed to such terms in the Merger Agreement.

6. Basis of Defense. This Agreement may be pleaded by the Released Persons as a full and complete defense and may be used as the basis for an injunction against any action at law or equity instituted or maintained against them in violation hereof.

7. Representations and Warranties of Holder. Holder hereby represents and warrants to WDC as follows:

a.	Reliance; Opportunity to Discuss; Acknowledgement. Holder acknowledges and understands that the representations, warranties and covenants by Holder set forth herein shall be relied upon by WDC, the Company, and their respective affiliates and counsel, and that substantial losses and damages may be incurred by such persons if Holder’s representations, warranties or covenants are inaccurate or are breached. Holder has carefully read this Agreement and the Merger Agreement and has had the opportunity to discuss the requirements of this Agreement and the Merger Agreement with Holder’s professional advisors to the extent Holder has deemed necessary. Holder hereby acknowledges and agrees that Holder has been provided with a copy of the Merger Agreement.

b.	No Transfer of Claims. Holder hereby represents and warrants to the Released Persons that Holder has made no assignment or transfer of any of the Claims for any Released Claim.

8. No Assignment. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned or delegated by either Party whether by operation of law or otherwise (other than by operation of law to the Holder’s heirs, executors and administrators) without the prior written consent of the other Party and any purported non-permitted assignment or delegation without such consent will be null and void; any permitted assignment or delegation shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

9. Governing Law; Miscellaneous. This Agreement shall be governed and interpreted by the internal laws of the State of California, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of California. The Parties hereto agree that any dispute between the Parties hereunder shall be submitted for adjudication in a federal or state court located within Orange County, California, and each of the Parties hereby irrevocably and unconditionally submits itself to the exclusive jurisdiction of such courts and hereby waives any objections based on the venue or forum non conveniens. Each Party will pay its own expenses, fees and consultants in connection with this Agreement; provided, however, that WDC acknowledges that the Company has agreed to be responsible for Holder’s reasonable legal fees and expenses related to the negotiation of this Agreement.

10. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party hereto for the breach of this Agreement, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, the Parties hereby waive any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

11. Entire Agreement; Amendment. This Agreement is the entire, final and complete agreement between the Parties regarding the subject matter herein, and supersedes all prior or contemporaneous understandings and agreements with respect thereto. This Agreement may only be amended in a writing signed by each Party or its or his authorized representatives. This Agreement may be executed in one or more counterparts (including by facsimile or electronic means), each of which shall be deemed to be an original but all of which together will constitute one agreement.

12. Termination. This Agreement shall terminate and be of no force or effect ab initio (including without limitation the releases set forth herein) in the event that the Merger Agreement is terminated in accordance with its terms.

IN WITNESS WHEREOF, the Parties have each caused this Agreement to be duly executed and delivered by their respective authorized representative as of the Effective Date.

WESTERN DIGITAL CORPORATION		MANOUCH MOSHAYEDI

By:	/s/ Wolfgang V. Nickl	By:	/s/ Manouch Moshayedi

Name:	Wolfgang V. Nickl	Name:	Manouch Moshayedi

Title:	Executive Vice President and Chief Financial Officer	Title:	Founder

sTec, Inc. acknowledges Section 12 of this Release and Covenant Not to Sue to the effect that the releases set forth herein are of no force or effect to the extent the Merger Agreement is terminated in accordance with its terms.

STEC, INC.

By:	/s/ Kevin C. Daly

Name:	Kevin C. Daly

Title:	Chairman of the Board

Signature Page to Release and Covenant Not to Sue